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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-61513 and Form S-3 No. 333-106258) of Remington Oil and Gas Corporation (formerly Box Energy Corporation), and in the related Prospectuses of our report dated March 5, 2004 with respect to the consolidated financial statements of Remington Oil and Gas Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


Dallas, Texas
March 10, 2004


                                                           /s/ Ernst & Young LLP